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                                                                      EXHIBIT 11

                  STATEMENT RE COMPUTATION OF LOSS PER SHARE
                                (In thousands)
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
                                                          Period from             Period from
                                                       inception (March 24,    inception (March 24,
                                                         1995) through           1995) through         Quarter Ended
                                                        December 31, 1995        April 16, 1995        April 21, 1996
                                                       --------------------    --------------------    --------------
Primary earnings per share:
  Weighted average number of shares outstanding.......        8,027                    7,801                 8,048
  Incremental shares pursuant to Staff Accounting
    Bulletin No. 83...................................        2,105                    2,105                 2,105
                                                             ------                    -----                ------
  Adjusted primary weighted average number of
    common and equivalent shares outstanding..........       10,132                    9,906                10,153
                                                             ======                    =====                ======
Fully diluted earnings per share:
  Weighted average number of shares outstanding.......        8,027                    7,801                 8,048
  Incremental shares pursuant to Staff Accounting
    Bulletin No. 83...................................        2,105                    2,105                 2,105
                                                             ------                    -----                ------
  Adjusted fully diluted weighted average number of
    common and equivalent shares outstanding..........       10,132                    9,906                10,153
                                                             ======                    =====                ======

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